THE PROCTER & GAMBLE COMPANY
NEWS RELEASE                                        One P&G Plaza
                                                    Cincinnati, OH 45202


                                                           FOR IMMEDIATE RELEASE


                      A.G. LAFLEY TELLS SHAREHOLDERS P&G'S
                         BUSINESS STRATEGIES ARE WORKING
                      ------------------------------------

         CINCINNATI, Oct. 14, 2003 - Chairman, President and Chief Executive A.G. Lafley addressed The Procter & Gamble Company (NYSE:PG) shareholders at the company's annual meeting today. Lafley told shareholders that P&G "delivered results ahead of growth objectives in fiscal 2003 - one of the better years in P&G history."

         For fiscal 02/03, P&G sales were up eight percent, volume was up eight percent and net earnings and net earning per share each were up 19%. Core net earnings, which exclude restructuring charges, were up 13%. Core diluted net earnings per share, which exclude restructuring charges, were up 14%. "We've generated nearly $17 billion in free cash flow since fiscal 2000- two and half times the amount generated in the prior three years," added Lafley. "P&G is performing like a leading company again."

         P&G business and support organizations in every part of the company delivered leadership results. "This is what you expect from P&G," Lafley said. "Most importantly, growth has accelerated over the past three years." Lafley pointed out that in fiscal 2000, P&G brands were growing share in categories representing less than 40% of company sales. During the last six months of fiscal year 2003, shares grew in categories accounting for nearly 90% of sales.

         "Building global share at this level is unprecedented in P&G history," Lafley said. "It confirms that P&G's business strategies are working and P&G people around the world are executing with excellence. P&G men and women are distinguishing themselves as one of the strongest generations of leaders in P&G history."

         Lafley pointed out that one hundred percent of 2002/03 growth was organic - coming from core, established businesses. "Acquisitions are part of P&G's overall growth strategy," Lafley said. "We'll continue to make acquisitions when they fit P&G's sustainable growth strategy and core capabilities. Some of these acquisitions have been and will be substantial - like Wella and Clairol - but the key drivers of sustained growth should come from core businesses, over the long term."

         P&G has delivered an annualized total shareholder return of nearly 17% over the past 20 years, ahead of both the Dow Jones Industrial Average and the S&P 500. Staying at peak performance requires focus on being the best in branding, innovation, and scale. These are key strengths that set P&G apart. "Three years ago, there were ten P&G brands with a billion dollars or more in sales," Mr. Lafley said. "Today, P&G has 13 billion dollar brands - Crest(R), Iams(R), and Olay(R) have joined the club."

         Creating new brands and categories is also a focus. According to Information Resources, Inc. three of the top 10 non-food products introduced in the U.S. last year were P&G products. P&G is multiplying its innovative capability with a "connect and develop" strategy that links P&G with external innovation partners. Mr. Lafley stated, "Our vision is that 50% of all P&G discovery and invention could come from outside the company."

         Mr. Lafley pointed out that another key strength is scale. "We're the global leader in all of our four core businesses: laundry, baby care, hair care and feminine protection. With leadership comes scale economics. The company is building even more scale advantage with P&G's global organization design, and is starting to see the full benefits of this unique structure. The benefits are tangible," Lafley said. "Better business plans, closer consumer relationships, tighter customer partnerships, more sustainable growth."

         Lafley concluded that at the heart of P&G's "mindset" is the company's commitment to be the most in-touch company in the world. "We are touching lives and improving life for consumers around the world."

DIVIDEND ANNOUNCEMENT

         Prior to the start of the annual meeting of shareholders, directors declared a quarterly dividend of $0.455 per share on the common stock and series A ESOP convertible preferred stock, payable on or after Nov. 14, 2003 to shareholders of record at the close of business on Oct. 24, 2003.


REGULATION G DISCLOSURE OF NON-GAAP MEASURES

         All references to "core" financial measures contained in this news release exclude charges from the restructuring program. The restructuring program began in fiscal year 1999 and was substantially completed at the end of fiscal year 2003. The company believes investors gain additional perspective of underlying business trends and results by providing a measure of earnings excluding restructuring charges. For perspective, 2003 net earnings were $5.19 billion and reported diluted net earnings per share were $3.69 and included $538 million in restructuring charges. Core net earnings were $5.72 billion and core diluted net earnings per share were $4.08. For 2002, net earnings were $4.35 billion and reported diluted net earnings per share were $3.09 and included $706 million in restructuring charges. Core net earnings were $5.06 billion and core diluted net earnings per share were $3.59. Please see our website, WWW.PG.COM/INVESTOR, for a complete review of the reconciliation of reported to core financials.

         Total company volume in fiscal year 2003 increased eight percent versus 2002. Organic volume, which excludes the impact of acquisitions and divestitures, was also up eight percent versus 2002 as the impact of the Clairol acquisition was offset by the Jif/Crisco spin-off.

         Free cash flow is defined as operating cash flow less capital spending. The company views free cash flow as an important measure because it indicates the amount of cash available for discretionary investment.

                      OPERATING       CAPITAL        FREE
         ($MM)        CASH FLOW       SPENDING     CASH FLOW
         FY2001         5,804           2,486        3,318
         FY2002         7,742           1,679        6,063
         FY2003         8,700           1,482        7,218

         All statements, other than statements of historical fact included in this presentation, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. In addition to the risks and uncertainties noted in this presentation, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) the ability to achieve business plans, including growing existing sales and volume profitably despite high levels of competitive activity, especially with respect to the product categories and geographical markets (including developing markets) in which the Company has chosen to focus; (2) successfully executing, managing and integrating key acquisitions (including Wella) and completing planned divestitures (including the potential divestiture of the Company's juice business), (3) the ability to manage and maintain key customer relationships;
(4) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (5) the ability to successfully manage regulatory, tax and legal matters (including product liability matters), and to resolve pending matters within current estimates; (6) the ability to successfully implement, achieve and sustain cost improvement plans in manufacturing and overhead areas, including successful completion of the Company's outsourcing projects; (7) the ability to successfully manage currency (including currency issues in volatile countries), interest rate and certain commodity cost exposures; (8) the ability to manage the continued global political and/or economic uncertainty, especially in the Company's significant geographical markets, as well as any political and/or economic uncertainty due to terrorist activities; and (9) the ability to successfully manage increases in the prices of raw materials used to make the Company's products. If the Company's assumptions and estimates are incorrect or do not come to fruition, or if the Company does not achieve all of these key factors, then the Company's actual results might differ materially from the forward-looking statements made herein. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

ABOUT P&G

         Two billion times a day, P&G brands touch the lives of people around the world. The company has one of the largest and strongest portfolios of trusted, quality brands, including Pampers(R), Tide(R), Ariel(R), Always(R), Whisper(R), Pantene(R), Bounty(R), Pringles(R), Folgers(R), Charmin(R), Downy(R), Lenor(R), Iams(R), Crest(R), Actonel(R), Olay(R) and Clairol Nice `n Easy(R). The P&G community consists of nearly 98,000 employees working in almost 80 countries worldwide. Please visit WWW.PG.COM for the latest news and in-depth information about P&G and its brands.


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P&G CONTACTS
------------

CORPORATE MEDIA CENTER                      P&G INVESTOR RELATIONS CONTACT
1-866-PROCTER (1-866-776-2837)              John P. Goodwin - (513) 983-2414
1-513-945-9087